Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.383.0118 F: +1 202.637.3593 thomasbisset@ eversheds-sutherland.com

April 26, 2024

VIA EDGAR

Modern Woodmen of America

1701 1st Avenue

Rock Island, IL 61201

RE:	Modern Woodmen of America Variable Annuity Account
File No. 333-63972

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 31 to the Registration Statement on Form N-4 for Modern Woodmen of America Variable Annuity Account (File No. 333-63972). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

Eversheds Sutherland (US) LLP

/s/Thomas E. Bisset
Thomas E. Bisset

Eversheds Sutherland (US) LLP is part of a global legal practice, operating through various separate and distinct legal entities, under Eversheds Sutherland. For a full description of the structure and a list of offices, please visit www.eversheds-sutherland.com.